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                                                                  EXHIBIT 21.1


                     SUBSIDIARIES OF DATAWORKS CORPORATION

1.      Madic-Compufact Corporation, a Delaware corporation

2.      DataWorks (Europe) Limited, a United Kingdom limited corporation

3.      DCD Corporation, a Minnesota corporation